UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2005

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

ValueClick, Inc. announced today, pursuant to its previously announced merger agreement with Fastclick, Inc. and based on preliminary information from ValueClick's information agent, that approximately 19.1 million shares of Fastclick common stock have been tendered to date, representing approximately 97 percent of the outstanding shares of Fastclick common stock.

ValueClick also announced that it has extended for three business days its exchange offer for all of the outstanding shares of Fastclick common stock. The offer is being extended in order to provide investors who may hold options to purchase Fastclick common stock time to review additional option plan information contained in ValueClick's final pre-effective amendment to the registration statement covering the ValueClick shares to be issued in the transaction. The offer will now expire at midnight, New York City time, on Tuesday, September 27, 2005, unless otherwise extended. Other than the extension of the offer, the terms and conditions of the exchange offer remain unchanged.

The full text of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated September 23, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

September 23, 2005	By:	/s/ Scott H. Ray

Name: Scott H. Ray
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated September 23, 2005